As filed with the Securities and Exchange Commission on February 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Offerpad Solutions Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	85-2800538
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

(Address of Principal Executive Offices) (Zip Code)

Offerpad Solutions Inc. 2021 Incentive Award Plan

Offerpad Solutions Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Benjamin Aronovitch

Chief Legal Officer

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

(Name and Address of Agent For Service)

(844) 388-4539

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Justin Hamill

Jenna Cooper

Drew Capurro

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, small reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 122,360 shares of Offerpad Solutions Inc.’s (the “Registrant”) Class A common stock, $0.0001 par value (the “Class A Common Stock”) that were automatically added on January 1, 2024 to the number of shares authorized for issuance under the Offerpad Solutions Inc. 2021 Incentive Award Plan (the “2021 Incentive Award Plan”) pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of Class A Common Stock authorized for issuance thereunder; and (ii) an additional 111,248 shares of Class A Common Stock that were automatically added on January 1, 2024 to the number of shares authorized for issuance under the Offerpad Solutions Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of Class A Common Stock authorized for issuance thereunder. The additional shares registered pursuant to the 2021 Incentive Award Plan and 2021 ESPP are of the same class as other securities relating to the 2021 Incentive Award Plan and 2021 ESPP, respectively, for which, in each case, a registration statement filed on Form S-8 by the Registrant is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-260879) relating to the 2021 Incentive Award Plan and 2021 ESPP is hereby incorporated by reference.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the registrant’s Annual Report on Form 10-K, filed on February 27, 2024 (File No. 001-39641)).

4.2	Fourth Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 13, 2023 (File No. 001-39641)).

4.3	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed June 13, 2023 (File No. 001-39641)).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of attorney (included on signature page).

99.1	2021 Incentive Award Plan (Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K/A, filed on September 7, 2021 (File No. 001-39641)).

99.2	2021 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K/A, filed on September 7, 2021 (File No. 001-39641)).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on the 27th day of February, 2024.

Offerpad Solutions Inc.

By:	/s/ Brian Bair
Brian Bair
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Offerpad Solutions Inc., hereby severally constitute and appoint Brian Bair and James Grout, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for them and in their name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 27th day of February, 2024.

Name	Title

/s/ Brian Bair	Chief Executive Officer and Chairman of the Board
Brian Bair	(Principal Executive Officer)

/s/ James Grout	Senior Vice President, Finance
James Grout	(Principal Financial Officer)

/s/ Hiten Patel	Senior Vice President, Controller
Hiten Patel	(Principal Accounting Officer)

/s/ Katie Curnutte	Director
Katie Curnutte

/s/ Kenneth DeGiorgio	Director
Kenneth DeGiorgio

/s/ Alexander Klabin	Director
Alexander Klabin

/s/ Ryan O’Hara	Director
Ryan O’Hara

/s/ Sheryl Palmer	Director
Sheryl Palmer

/s/ Roberto Sella	Director
Roberto Sella